                                                                   Exhibit 24.01

                           SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Jack Bean and Bobby W. Hackler and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all application, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents, in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature               Capacity in Which Signed           Date

/s/ C. Jack Bean                  Chairman of the Board      December 16, 1997
---------------------------
C. Jack Bean

/s/ William B. Byrd                    Director              December 16, 1997
---------------------------
William B. Byrd


/s/ B. J. Curley             Chief Financial Officer, Vice   December 16, 1997
---------------------------    President, and Secretary
B. J. Curley


/s/ Bobby W. Hackler         Vice Chairman, Chief Operating  December 16, 1997
---------------------------       Officer and Director
Bobby W. Hackler


/s/ Joseph S. Hardin                   Director              December 16, 1997
---------------------------
Joseph S. Hardin

/s/ G. M. Heinzelmann, II        President and Director      December 16, 1997
---------------------------
G. M. Heinzelmann, III

/s/ Margaret Holland                    Director             December 16, 1997
---------------------------
Margaret Holland

/s/ Michael L. Milam                    Director             December 16, 1997
---------------------------
Michael L. Milam

/s/ Garrett Morris                      Director             December 16, 1997
---------------------------
Garrett Morris

/s/ Cullen W. Turner                    Director             December 16, 1997
---------------------------
Cullen W. Turner